                                                                     Exhibit 12

                 FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
             (A Majority Owned Subsidiary of First Republic Bank)

                          STATEMENT OF COMPUTATION OF
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                         Period from Inception
                                                 Year ended December 31,   (April 19, 1999)
                                                 ----------------------         Through
                                                    2001         2000      December 31, 1999
                                                  -------      -------   ---------------------
                                                            (Dollars in thousands)
I. Net income................................... $ 8,040      $ 7,751           $ 4,857
   Preferred stock dividends....................  (5,987)      (5,775)           (3,369)
                                                  -------      -------          -------
   Earnings before adjustment for fixed charges. $ 2,053      $ 1,976           $ 1,488
                                                  =======      =======          =======
II. Fixed charges:
   Preferred stock dividends.................... $ 5,987      $ 5,775           $ 3,369
                                                  =======      =======          =======
III. Ratios of earnings to fixed charges........   1.34x        1.34x             1.44x
                                                  =======      =======          =======

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